Immediate Attention Required

February 2, 2001

Dear Participant in The Hertz Corporation’s Employee Stock Purchase Plan:

As a participant in the Employee Stock Purchase Plan (“ESPP”) of The Hertz Corporation (“Hertz”), you are receiving the enclosed tender offer materials describing the offer by Ford FSG, Inc. (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Ford Motor Company, a Delaware corporation (“Ford”), to purchase any and all of the outstanding shares of Class A Common Stock, par value $0.01 per share (the “Shares”) of Hertz at a price of $35.50 per Share, net to the seller in cash.

EquiServe Trust Company, N.A. (“EquiServe” or the “Depositary”), or its nominee, is the holder of record for your account of the Shares acquired by you under the ESPP (the “ESPP Shares”). Thus, if you wish to tender any or all of your ESPP Shares, you must instruct us to do so on your behalf.

These materials need your immediate attention.

If you want to tender your ESPP Shares, you must use the enclosed Direction Form to instruct us to do so. If you do not properly complete the Direction Form or do not return it to us by the deadline specified, or as extended, you will be deemed to have directed us NOT to tender your ESPP Shares. You may not use the Letter of Transmittal included in this package to tender your ESPP Shares. The Letter of Transmittal has been provided for information purposes only.

To properly complete the DIRECTION FORM to instruct us to tender your ESPP Shares, you must do the following:

(1)	Check either Box 1 or Box 2 in BOX A on the face of the Direction Form. CHECK ONLY ONE BOX.

•	CHECK BOX 1 if you want to direct us to tender ALL of the Shares credited to your ESPP account.

•	CHECK BOX 2 if you want to direct us to tender only a portion of the Shares credited to your ESPP account. Specify the whole number of shares credited to your ESPP account that you want to direct us to tender in accordance with the terms of the offer. If the number of Shares you specify is less than 100% of the Shares credited to your ESPP account, you will be deemed to have instructed us NOT to tender the balance of the Shares credited to your ESPP account.

(2)	Complete Box B (if required) and Box C.

(3)	Complete, date and sign the DIRECTION FORM in the spaces provided at the end of the Direction Form.

(4)	Return the form to EquiServe so that it is received by EquiServe not later than 5:00 p.m., New York City time, on Friday, March 2, 2001 as follows:

(i)	Mail to: EquiServe Trust Company, N.A. Corporate Actions P.O. Box 2527 Jersey City, NJ 07303-2527

(ii)	Overnight Courier to: EquiServe Trust Company, N.A. Corporate Actions, Suite 4660 525 Washington Blvd., 3rd Floor Jersey City, NJ 07310

(iii)	Hand delivery to: EquiServe Trust Company, N.A. c/o Securities Transfer & Reporting Services, Inc 100 Williams Street — Galleria New York, NY 10038

           or

(iv)	Facsimile to: EquiServe Trust Company, N.A. Corporate Actions (201) 324-3403

Confirm receipt of facsimile by Telephone: (201) 222-4707

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO ESPP PARTICIPANTS

This summary of the material United States federal income tax consequences of the Offer and the Merger (as described in the accompanying Offer to Purchase) for ESPP participants is for general information only and is based on the law as currently in effect. This summary does not discuss all of the tax consequences that may be relevant to an ESPP participant in light of a participant’s particular circumstances. If you hold Shares other than in your ESPP account, please see the Offer to Purchase for, among other things, a summary of the United States federal income tax consequences applicable to you in such capacity.

ESPP participants are urged to consult their own tax advisors as to the particular tax consequences to them of the Offer and the Merger, including the effect of United States state and local tax laws or foreign tax laws.

The receipt by an ESPP participant of cash for Shares pursuant to the Offer or the Merger will be a taxable transaction under the United States Internal Revenue Code of 1986, as amended (the “Code”). The disposition of your ESPP Shares in the Offer or the Merger will be considered a disqualifying disposition of your ESPP Shares under the Code.

Upon disposition of your ESPP Shares in the Offer or the Merger, you will recognize ordinary income in the year of the disposition equal to the excess of (a) the fair market value of your ESPP Shares on the purchase date under the ESPP over (b) the purchase price you paid under the ESPP for your ESPP Shares. Any additional gain or loss upon the disposition of your ESPP Shares will be recognized as a capital gain or capital loss. The applicable capital gain rate will depend on the period of time you held the ESPP Shares.

ESPP participants are urged to consult their own tax advisors as to the federal income tax treatment of a capital gain or loss (including limitations on the deductibility of a capital loss).

You may be subject to backup withholding tax at a rate of 31% unless you provide your taxpayer identification number and certify that the number is correct or properly certifies that you are awaiting a taxpayer identification number, or unless an exemption is demonstrated to apply. See “The Offer — Procedure for Tendering Shares” in the Offer to Purchase. Backup withholding is not an additional tax. Amounts so withheld can be refunded or credited against the federal income tax liability of the holder of Shares, provided appropriate information is forwarded to the Internal

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Revenue Service. A tendering ESPP participant should complete the Substitute Form W-9 that is included in the attached Direction Form.

Please note that this discussion relates only to the federal income tax consequences of the Offer and the Merger and that there may be additional state law income tax consequences not disclosed herein. ESPP participants are urged to consult their own tax advisors as to the state law income tax consequences of the Offer and the Merger.

IMPORTANT

If you hold additional Shares as a public stockholder, you will be receiving a further package of tender offer materials. Each package needs your immediate and individual attention, as the instructions on tendering Shares may vary depending upon how the Shares are held.

If you have any questions about your ESPP account or completing the DIRECTION FORM, call EquiServe at (877) 437-8901.

Very truly yours,

EquiServe Trust Company, N.A.

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DIRECTION FORM

TO TENDER SHARES OF CLASS A COMMON STOCK OF THE HERTZ

CORPORATION HELD IN THE HERTZ CORPORATION EMPLOYEE STOCK
PURCHASE PLAN

– Read the Instructions to the Letter of Transmittal carefully before completing this Direction Form –

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please correct details if incorrect (or fill in, if blank)).	Number of Shares of Class A Common Stock of The Hertz Corporation owned by you in the Employee Stock Purchase Plan

Taxpayer ID Number:

      I, the undersigned, acknowledge receipt of the Offer to Purchase dated February 2, 2001 and the Letter of Transmittal for Shares held in my account under The Hertz Corporation Employee Stock Purchase Plan (“ESPP”). This Direction Form will instruct EquiServe Trust Company, N.A. (“EquiServe”) to receive on my behalf $35.50 per Share, net to me in cash and without interest thereon, for each Share that EquiServe holds for my account under the ESPP and tenders pursuant to my instructions and on my behalf. I understand that if I have not properly completed this form, EquiServe will regard me as not having made a valid tender with respect to any of the Shares held in my ESPP account.

Box A

(Please check only one box)

BOX 1	I direct EquiServe to tender ALL of the Shares credited to my account under the ESPP in accordance with the terms of the Offer.

BOX 2	I direct EquiServe to tender Shares credited to my account under the ESPP, in accordance with the terms of the Offer.

Mark this box ONLY if you wish to provide for special

delivery instructions (Complete Box B below)

BOX B SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6, 7 and 8)
  To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Mail to:

Name
(Please Print)

Address

(Zip Code)
(Taxpayer Identification No.)

BOX C SUBSTITUTE FORM W-9	Part I Taxpayer Identification No. — For All Accounts		Part II	For Payees Exempt From Backup Withholding (see enclosed Guidelines)
Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.	Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your Social Security Number.
For other entities, it is your Employer Identification Number. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.
	Note: If the account is in more than one name, see the chart on page 2 of the enclosed Guidelines to determine what number to enter.	Social Security Number OR Employee Identification Number

Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number;

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) Any information provided on this form is true, correct and complete.
SIGNATURE DATE , 2001

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

By signing below, the undersigned hereby:

(1)  Tenders to Ford FSG, Inc., (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Ford Motor Company, a Delaware corporation, the above-described shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of The Hertz Corporation, a Delaware corporation (“Hertz”), pursuant to the Purchaser’s Offer to Purchase any and all outstanding Shares at $35.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 2, 2000, and in the Letter of Transmittal dated February 2, 2000 and in this Direction Form (which collectively constitute the “Offer”), receipt of which is hereby acknowledged. The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment.

(2)  Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after January 16, 2001) and appoints the Depositary for the Offer (“Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by any of the Book-Entry Transfer Facilities, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) present such Shares (and all such other Shares or securities) for transfer on the books of Hertz and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

(3)  Irrevocably appoints Malcolm Macdonald, Peter Sherry, Jr., and David Prystash, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by the Purchaser prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after January 16, 2001) at any meeting of stockholders of Hertz (whether annual or special and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

(4)  Represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after January 16, 2001) and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).

(5)  Consents that all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

(6)  Understands that tenders of Shares pursuant to the instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

(7)  Requests that the check for the purchase price of any Shares purchased be issued in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the purchase price of any Shares purchased to the undersigned at the address shown below the undersigned’s signature(s).

SIGN HERE

Signature

Daytime Area Code and Telephone Number(s)

Tax Identification or Social Security Number(s)

Please print name(s) and address(es) here

Date